Exhibit 99.1

Alfi Engages Frazier & Deeter, LLC as New Independent Auditor

Miami Beach, FL / December 30, 2021 – ALFI (NASDAQ: ALF) (the “Company”), an AI enterprise SaaS advertising platform, announced today the engagement of Frazier & Deeter, LLC (“Frazier & Deeter”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2021. In connection with the annual audit, Frazier & Deeter will also review the Company’s unaudited financial information to be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Frazier & Deeter is an award-winning Top 50 accounting and advisory firm headquartered in Atlanta, Georgia. The firm provides a wide range of tax, audit, accounting and advisory services to serve the emerging needs of clients as they evolve.

The Audit Committee of the Company’s Board of Directors approved the engagement of Frazier & Deeter after a careful and thorough evaluation process. The Board of Directors ratified the engagement.

About Alfi, Inc.

Alfi, Inc. provides solutions that bring transparency and accountability to the digital out-of-home advertising marketplace. Since 2018, Alfi, Inc. has been developing its artificial intelligence advertising platform to deliver targeted advertising in an ethical and privacy-conscious manner. For more information, please visit: https://www.getalfi.com

Safe Harbor Statement

This press release contains forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. In some cases, forward-looking statements can be identified by words or phrases such as "may", "will," "expect," "anticipate," "target," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. Further information regarding these and other risks, uncertainties or factors is included in the Company's filings with the Securities and Exchange Commission. All information provided in this press release is as of the date of this press release, and the Company does not undertake any duty to update such information, except as required under applicable law.

Alfi Inc. Investor Relations

TraDigital IR

Kevin McGrath

+1-646-418-7002

kevin@tradigitalir.com

Alfi Inc. U.S. Media Contacts

Danielle DeVoren

KCSA Strategic Communications

Alfi@kcsa.com